EXHIBIT 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership
China Coal Mining Investments Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
Feishang Dayun Coal Mining Limited	Hong Kong Special Administrative Region	100% (held by Pineboom)
Feishang Mining Holdings Limited	British Virgin Islands	100% (held by Registrant)
Feishang Yongfu Mining Limited	Hong Kong Special Administrative Region	100% (held by Newhold)
FMH Corporate Services Inc.	Florida	100% (held by Registrant)
Guizhou Dayun Mining Co. Ltd.	People’s Republic of China	100% (held by Yangpu Dashi)
Guizhou Fuyuantong Energy Co. Ltd.	People’s Republic of China	100% (held by Smartact)
Guizhou Puxin Energy Co. Ltd.	People’s Republic of China	100% (held by Guizhou Fuyuantong)
Guizhou Yongfu Mining Co. Ltd.	People’s Republic of China	70% (held by Yangpu Shuanghu)
Hainan Yangpu Dashi Industrial Co. Limited	People’s Republic of China	100% (held by Feishang Dayun)
Hainan Yangpu Shuanghu Enterprise Development Co. Ltd.	People’s Republic of China	100% (held by Feishang Yongfu)
Hong Kong Smartact Limited	Hong Kong Special Administrative Region	100% (held by Wealthy Year)
Jinsha Baiping Mining Co. Ltd.	People’s Republic of China	70% (held by Guizhou Puxin)
Liuzhi Linjiaao Coal Mining Co. Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Liuzhi Xinsong Coal Mining Co. Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Nayong Dayuan Coal Mining Co. Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Nayong Gouchang Coal Mining Co. Ltd.	People’s Republic of China	99% (held by Guizhou Puxin)
Newhold Investments Limited	British Virgin Islands	100% (held by Registrant)
Pineboom Investment Limited	British Virgin Islands	100% (held by Registrant)
Shenzhen Feishang Management and Consulting Co. Limited	People’s Republic of China	100% (held by Yunnan Mining)
Silver Moon Technologies Limited	British Virgin Islands	80% (held by Registrant)
Sunwide Capital Limited	British Virgin Islands	100% (held by Registrant)
Wealthy Year Limited	British Virgin Islands	100% (held by Registrant)
Wuhu Feishang Mining Development Co. Ltd.	People’s Republic of China	100% (held by Feishang Mining)
Yangpu Lianzhong Mining Co. Ltd.	People’s Republic of China	100% (held by China Coal)
Yunnan Feishang Mining Development Co. Ltd.	People’s Republic of China	100% (held by Wuhu Feishang)